Exhibit 99.01
Green Dot Reports Fourth Quarter 2010 Financial Results
Monrovia, CA — February 10, 2011 — Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for its fourth quarter ended December 31, 2010.
“2010 was a great year for Green Dot. We completed a successful IPO, secondary offering, and had record financial results. We concluded the year with a strong fourth quarter, including a 40% increase in non-GAAP total operating revenues to $97.5 million, a 21% increase in non-GAAP net income to $12.7 million and non-GAAP diluted earnings per share of $0.29. Most importantly, we have continued our mission of providing Americans with access to safe, low-cost, FDIC-insured banking products to handle their daily transactional needs,” said Steve Streit, Green Dot’s Chairman and Chief Executive Officer. “We made further progress expanding our distribution channels beyond retail when we were selected to serve as a program manager for a U.S. Department of Treasury pilot program whereby Americans can receive their federal tax refunds via direct deposit to a prepaid debit card. We also continued to work to expand in retail by adding Casey’s General Store, one of the nation’s largest convenience store chains, to our long list of retail distributors.”
GAAP financial results for the fourth quarter of 2010 compared to the fourth quarter of 2009:
•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 32% to $91.8 million for the fourth quarter of 2010 from $69.6 million for the fourth quarter of 2009

•	GAAP net income increased 14% to $7.9 million for the fourth quarter of 2010 from $6.9 million for the fourth quarter of 2009

•	GAAP basic and diluted earnings per common share were $0.19 and $0.18, respectively, for the fourth quarter of 2010 and $0.18 and $0.15, respectively, for the fourth quarter of 2009
Non-GAAP financial results for the fourth quarter of 2010 compared to the fourth quarter of 20091:
•	Non-GAAP total operating revenues[1] increased 40% to $97.5 million for the fourth quarter of 2010 from $69.6 million for the fourth quarter of 2009

•	Non-GAAP net income[1] increased 21% to $12.7 million for the fourth quarter of 2010 from $10.5 million for the fourth quarter of 2009

•	Non-GAAP diluted earnings per share[1] was $0.29 for the fourth quarter of 2010 and $0.26 for the fourth quarter of 2009

•	EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 16% to $22.5 million for the fourth quarter of 2010 compared to $19.4 million for the fourth quarter of 2009
Key business metrics for the quarter ended December 31, 2010:
•	Number of general purpose reloadable (GPR) debit cards activated was 1.53 million for the fourth quarter of 2010, an increase of 10% over the fourth quarter of 2009

[1]	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

•	Number of cash transfers was 7.26 million for the fourth quarter of 2010, an increase of 41% over the fourth quarter of 2009

•	Number of active cards (as of quarter end) was 3.40 million, an increase of 26% over the fourth quarter of 2009

•	Gross dollar volume was $2.7 billion for the fourth quarter of 2010, an increase of 53% over the fourth quarter of 2009
Refer to our Quarterly Report on Form 10-Q for a description of these key business metrics.
“We are pleased with our strong growth across all key financial and operational metrics in the fourth quarter. The results show that our customers continue to incorporate our products into their everyday lives and are using them more frequently,” said John Keatley, Green Dot’s Chief Financial Officer.
The following tables show our quarterly key business metrics for each of the last eight calendar quarters:

	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2010	2010	2010	2010	2009	2009	2009	2009
	(in millions)
Number of GPR cards activated	1.53	1.47	1.48	1.79	1.39	1.07	0.94	0.86
Number of cash transfers	7.26	6.89	6.41	5.93	5.14	4.54	4.10	3.50
Number of active cards (as of quarter end)	3.40	3.28	3.24	3.37	2.69	2.24	1.99	1.74
Gross dollar volume	$2,672	$2,516	$2,375	$2,846	$1,745	$1,486	$1,345	$1,207
Conference Call
The Company will host a conference call to discuss fourth quarter 2010 financial results today at 4:30pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company’s investor relations website. Hosting the call will be Steve Streit, chief executive officer, and John Keatley, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-1427, or for international callers (480) 629-9664. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 4404813. The live call and the replay, along with supporting materials, can also be accessed through the Company’s investor relations website at http://ir.greendot.com/. A replay of the webcast will be available for 30 days.
Forward-Looking Statements
This earnings release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in the Company’s Securities and Exchange Commission filings, including its quarterly reports on Form 10-Q, which are available on the Company’s investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 10, 2011, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude net interest income, income tax expense, depreciation and amortization, employee stock-based compensation expense and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share data, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of non-GAAP financial measures and the items excluded by the Company from one or more of its non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of our website at http://ir.greendot.com/.
About Green Dot
Green Dot is a leading prepaid financial services company providing simple, low-cost and convenient money management solutions to a broad base of U.S. consumers. Green Dot also owns and operates the Green Dot Network, the nation’s leading prepaid card reload network. Green Dot products are available online at www.greendot.com and at approximately 55,000 retail stores, including Walmart, Walgreens, CVS, Rite Aid, 7-Eleven, Kroger, Kmart, Meijer, and Radio Shack. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Don Duffy, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
	(unaudited)
	(in thousands, except par value)

Assets
Current assets:
Unrestricted cash and cash equivalents	$167,503	$56,303
Settlement assets	19,968	42,569
Accounts receivable, net	33,412	29,157
Prepaid expenses and other assets	8,608	7,262
Income taxes receivable	15,004	5,452
Net deferred tax assets	5,398	4,634

Total current assets	249,893	145,377

Restricted cash	5,135	15,381
Accounts receivable, net	2,549	1,130
Prepaid expenses and other assets	643	1,047
Property and equipment, net	18,034	11,973
Deferred expenses	9,504	8,200

Total assets	$285,758	$183,108

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$17,625	$9,777
Settlement obligations	19,968	42,569
Amounts due to card issuing banks for overdrawn accounts	35,068	23,422
Other accrued liabilities	21,633	13,916
Deferred revenue	17,214	15,048

Total current liabilities	111,508	104,732

Other accrued liabilities	3,737	2,761
Deferred revenue	44	97
Net deferred tax liabilities	5,338	4,154

Total liabilities	120,627	111,744

Stockholders’ equity:
Convertible preferred stock, $0.001 par value: 5,000 shares authorized as of December 31, 2010, 25,554 shares authorized as of December 31, 2009; no shares issued and outstanding as of December 31, 2010, 24,942 shares issued and outstanding as of December 31, 2009; liquidation preference of $0 and $31,322 as of December 31, 2010 and 2009, respectively	—	31,322
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2010, no shares authorized as of December 31, 2009; 14,762 shares issued and outstanding as of December 31, 2010, no shares issued and outstanding as of December 31, 2009	13	—
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of December 31, 2010, 50,000 shares authorized as of December 31, 2009; 27,091 and 12,860 shares issued and outstanding as of December 31, 2010 and 2009, respectively	27	13
Additional paid-in capital	95,433	12,603
Retained earnings	69,658	27,426

Total stockholders’ equity	165,131	71,364

Total liabilities and stockholders’ equity	$285,758	$183,108

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)

Operating revenues:
Card revenues	$42,397	$30,779	$167,375	$123,790
Cash transfer revenues	27,872	19,132	101,502	68,515
Interchange revenues	27,274	19,651	108,380	66,205
Stock-based retailer incentive compensation*	(5,696)	—	(13,369)	—

Total operating revenues	91,847	69,562	363,888	258,510

Operating expenses:
Sales and marketing expenses	35,113	19,689	122,890	72,119
Compensation and benefits expenses	19,628	18,470	70,102	51,297
Processing expenses	13,847	10,943	56,978	38,035
Other general and administrative expenses	10,602	8,779	44,599	27,500

Total operating expenses	79,190	57,881	294,569	188,951

Operating income	12,657	11,681	69,319	69,559
Interest income	96	77	365	256
Interest expense	(4)	—	(52)	(4)

Income before income taxes	12,749	11,758	69,632	69,811
Income tax provision	4,811	4,903	27,400	29,247

Net income	$7,938	$6,855	$42,232	$40,564
Dividends, accretion, and allocated earnings of preferred stock	—	(4,591)	(14,659)	(27,459)

Net income allocated to common stockholders	$7,938	$2,264	$27,573	$13,105

Basic earnings per common share:
Class A common stock	$0.19	$—	$1.06	$—

Class B common stock	$0.19	$0.18	$1.06	$1.08

Basic weighted-average common shares issued and outstanding
Class A common stock	7,541	—	2,980	—

Class B common stock	31,548	12,330	21,589	12,118

Diluted earnings per common share:
Class A common stock	$0.18	$—	$0.98	$—

Class B common stock	$0.18	$0.15	$0.98	$0.84

Diluted weighted-average common shares issued and outstanding
Class A common stock	42,218	—	27,782	—

Class B common stock	34,667	15,497	24,796	15,540

*	Represents the recorded fair value of the shares for which the Company’s right to repurchase lapsed during the specified period pursuant to the terms of the agreement under which the Company issued 2,208,552 shares of its Class A common stock to Walmart Stores, Inc. Refer to footnote 2 below and our Quarterly Report on Form 10-Q for more information.

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009
	(in thousands)

Operating activities
Net income	$42,232	$40,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,588	4,961
Provision for uncollectable overdrawn accounts	46,093	25,074
Employee stock-based compensation	7,256	8,292
Stock-based retailer incentive compensation	13,369	—
Provision (benefit) for uncollectible trade receivables	(13)	154
Impairment of capitalized software	409	392
Deferred income taxes	(704)	1,942
Excess tax benefits on the exercise of employee stock options	(24,842)	(1,866)
Changes in operating assets and liabilities:
Settlement assets	22,601	(16,834)
Accounts receivable	(51,754)	(35,617)
Prepaid expenses and other assets	(1,042)	(3,215)
Deferred expenses	(1,304)	(1,842)
Accounts payable and accrued liabilities	16,042	10,830
Settlement obligations	(22,601)	16,834
Amounts due issuing bank for overdrawn accounts	11,646	9,907
Deferred revenue	2,113	2,634
Income taxes payable (receivable)	16,414	(6,528)

Net cash provided by operating activities	83,503	55,682

Investing activities
Decrease (increase) in restricted cash	10,246	(13,043)
Payments for acquisition of property and equipment	(13,459)	(9,178)

Net cash used in investing activities	(3,213)	(22,221)

Financing activities
Repayments on line of credit	—	(77)
Borrowings from line of credit	—	77
Excess tax benefits on the exercise of employee stock options	24,842	1,866
Proceeds from exercise of warrants and employee stock options	6,068	990
Exercise of call option on warrants	—	(1,958)
Redemption of preferred and common shares	—	(617)
Proceeds from repayment of related party notes receivable	—	5,869

Net cash provided by financing activities	30,910	6,150

Net increase in unrestricted cash and cash equivalents	111,200	39,611
Unrestricted cash and cash equivalents, beginning of year	56,303	16,692

Unrestricted cash and cash equivalents, end of year	$167,503	$56,303

Cash paid for interest	$42	$42
Cash paid for income taxes	$14,282	$34,041

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)

Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$91,847	$69,562	$363,888	$258,510
Stock-based retailer incentive compensation (2)(3)	5,696	—	13,369	—

Non-GAAP total operating revenues	$97,543	$69,562	$377,257	$258,510

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(in thousands, except per share data)

Reconciliation of net income to non-GAAP net income
Net income	$7,938	$6,855	$42,232	$40,564
Employee stock-based compensation expense, net of tax (4)	1,252	3,678	4,401	4,818
Stock-based retailer incentive compensation, net of tax (2)	3,547	—	8,108	—

Non-GAAP net income	$12,736	$10,533	$54,741	$45,382

Diluted earnings per share*
GAAP	$0.18	$0.15	$0.98	$0.84
Non-GAAP	$0.29	$0.26	$1.27	$1.12

Diluted weighted-average shares issued and outstanding**
GAAP	42,218	15,497	27,782	15,540
Non-GAAP	44,200	40,439	42,978	40,513

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

**	Diluted weighted-average Class A shares issued and outstanding and diluted weighted-average Class B shares issued and outstanding are the most directly comparable GAAP measure for periods ending in 2010 and 2009, respectively.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)

Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	42,218	15,497	27,782	15,540
Assumed conversion of weighted-average shares of preferred stock	—	24,942	13,803	24,973
Weighted-average shares subject to repurchase	1,982	—	1,393	—

Non-GAAP diluted weighted-average shares issued and outstanding	44,200	40,439	42,978	40,513

*	Represents the number of shares of Class A common stock for periods ending in 2010 and shares of Class B common stock for periods ending in 2009.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)

Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of December 31:
Class A common stock	14,762	—	14,762	—
Class B common stock	27,091	12,860	27,091	12,860
Preferred stock	—	24,942	—	24,942

Total stock outstanding as of December 31	41,853	37,802	41,853	37,802
Weighting adjustment	(782)	(530)	(2,088)	(711)
Dilutive potential shares:
Stock options	3,120	2,903	3,061	2,922
Warrants	—	264	146	500
Employee stock purchase plan	9	—	6	—

Non-GAAP diluted weighted-average shares issued and outstanding	44,200	40,439	42,978	40,513

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)

Reconciliation of net income to adjusted EBITDA
Net income	$7,938	$6,855	$42,232	$40,564
Interest income, net	(92)	(77)	(313)	(252)
Income tax expense	4,811	4,903	27,400	29,247
Depreciation and amortization	2,183	1,409	7,588	4,961
Employee stock-based compensation expense (3)(4)	2,010	6,309	7,256	8,292
Stock-based retailer incentive compensation (2)(3)	5,696	—	13,369	—

Adjusted EBITDA	$22,546	$19,399	$97,532	$82,812

Non-GAAP total operating revenues	$97,543	$69,562	$377,257	$258,510

Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	23.1%	27.9%	25.9%	32.0%

(1)	To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:
•	stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its month-end stock prices and thus provides insight on the operating revenues directly associated with those core operations;

•	the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $2.0 million and $6.3 million for the three months ended December 31, 2010 and 2009, respectively, and approximately $7.3 million and $8.3 million for the twelve months ended December 31, 2010 and 2009, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

•	adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:
•	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

•	for planning purposes, including the preparation of the Company’s annual operating budget;

•	to allocate resources to enhance the financial performance of the Company’s business;

•	to evaluate the effectiveness of the Company’s business strategies; and

•	in communications with the Company’s board of directors concerning the Company’s financial performance.

The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:
•	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

•	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	that these measures do not reflect interest expense or interest income;

•	that these measures do not reflect cash requirements for income taxes;

•	that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

•	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.
(2)	This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Walmart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)	The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)	This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.